EXHIBIT 10.2

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (“Agreement”) is made and entered into as of 1 April 2025, by and between the following parties:

Assignors:

1.  Jö & Fyse UG (haftungsbeschränkt), with business address Schmargendorfer Str. 17, 12159 Berlin, Germany (“Assignor 1”), represented by managing director Christian Schjolberg, residing at Schmargendorfer Str. 17, 1259 Berlin, Germany.

2.  Peter Herzog, residing at Nuria 32, Sant Antoni de Vilamajor, 08459 Spain (“Assignor 2”)

Assignee:

Rift Cyber LLC, a limited liability company organized and existing under the laws of Nevada with a principal business address at 6605 Abercorn Ste 204 Savannah GA 31405 (“Assignee”).

RECITALS

WHEREAS, Assignors are the sole and exclusive owners of certain intellectual property, as described in Exhibit A attached hereto (the “Intellectual Property”);

WHEREAS, Assignors desire to assign and transfer to Assignee all of their rights, title, and interest in and to the Intellectual Property;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment

Assignors hereby irrevocably assign, transfer, and convey to Assignee all of their respective rights, title, and interest in and to the Intellectual Property, including but not limited to all copyrights, trademarks, trade secrets, patents, moral rights, and all other proprietary rights therein, and all rights to sue for past, present, and future infringement or misappropriation thereof.

2. Consideration

As consideration for this assignment, Assignee agrees to provide Assignors with the following: 250k shares of HWKE each

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3. Further Assurances

Assignors agree to execute and deliver such further documents and take such further actions as may be reasonably requested by Assignee to effectuate the purposes of this Agreement, including the execution of any documents necessary to register or record the transfer of rights in the Intellectual Property.

4. Representations and Warranties

Each Assignor represents and warrants that:

·	They are the sole and exclusive owner of the Intellectual Property;

·	The Intellectual Property is free and clear of any liens, encumbrances, licenses, or claims;

·	They have full right and authority to enter into this Agreement and make the assignment described herein.

5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to its conflicts of law provisions.

6. Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, agreements, representations, and warranties.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Assignor 1:

Signature:

Name: Christian Schjolberg

Date: 31 March 2025

Assignor 2:

Signature:

Name: Pete Herzog

Date: 31 March 2025

Assignee:

Rift Cyber LLC

By:

Name: Pete Herzog

Title: CEO

Date: 31 March 2025

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Appendix A

Description of Assigned Intellectual Property: “Rift Tech”

The following constitutes the intellectual property collectively referred to as “Rift Tech” that is being assigned under this agreement:

1.	Core Technology

Proprietary techniques and algorithms for capturing, analyzing, and fingerprinting radio frequency (RF) emissions from wireless technologies, specifically including but not limited to Wi-Fi access points, Bluetooth and Bluetooth Low Energy (BLE) devices, and cellular network towers. This includes methods for identifying and characterizing RF environments using signal identifiers, received signal strength indicators (RSSI), MAC addresses, SSIDs, GPS coordinates, and time of scan.

2.	RF Environment Mapping Methodology

Processes, techniques, and data structures for generating dynamic, location-based signatures (or “environmental fingerprints”) from ambient RF emissions. Includes the comparison algorithms and similarity thresholds used to determine proximity or match to a known environment, and any scoring or weighting systems to handle variance in signal availability.

3.	Authentication Framework

Designs and methodologies for using RF environment data as a factor in authentication or identity verification. This includes the conceptual model and protocols for using a scan of RF emissions in real-time to verify physical presence or trigger access control decisions (e.g., multi-factor authentication, passwordless login, geofenced access triggers).

4.	Data Collection and Aggregation Mechanism

Methods for distributed or crowdsourced collection of RF environment data, including user-based scanning processes, data normalization techniques, and systems for contributing to a shared, evolving RF map of physical locations.

5.	Applications and Use Cases
The conceptual and technical application of the above methods to support:

	o	Location-based identity authentication;
	o	Detection of rogue or unauthorized wireless devices;
	o	Mapping and visualization of wireless device presence across physical space;
	o	Real-time monitoring and alerting based on RF anomalies;
	o	Crowdsourced or incentivized data collection models (e.g., game-based or blockchain-backed contributions).

6.	Prototype Implementations and Source Code

Any source code, prototypes, scripts, datasets, or documentation directly related to the above components, whether implemented on mobile platforms or back-end systems, as they existed at the time of execution of this agreement.

This assignment does not include any generalized hardware or software unrelated to the above- described technologies, nor any IP developed independently outside of this scope.

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